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                                                                     EXHIBIT 5.4

                     [APPLEBY SPURLING & KEMPE LETTERHEAD]

                                                                   1 August 2001

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as Bermuda counsel to Tyco International Ltd., a Bermuda company ("Tyco"), in connection with the issuance of its full and unconditional guarantees (the "Guarantees") of $500,000,000 aggregate principal amount of Floating Rate Notes due 2003 (the "2003 Floating Rate Notes"), $600,000,000 aggregate principal amount of 4.95% Notes due 2003 (the "2003 Fixed Rate Notes") and $700,000,000 aggregate principal amount of 5.80% Notes due 2006 (the "2006 Notes" and, together with the 2003 Floating Rate Notes and the 2003 Fixed Rate Notes, the "Notes") issued by Tyco International Group S.A. (the "Company") pursuant to the indenture dated as of 9 June 1998, as supplemented by supplemental indentures nos. 17, 18 and 19, each dated as of 30 July 2001 (as supplemented, the "Indenture"), among the Company, Tyco and The Bank of New York, as trustee. The Notes were issued in accordance with the terms of an underwriting agreement dated 24 July 2001 (the "Underwriting Agreement") among the Company, Tyco and the underwriters named in Schedule I thereto.

    The Company and Tyco filed a registration statement on Form S-3 on 18
August 2000 (as amended, the "Initial Registration Statement") (File Nos. 333-44100 and 333-44100-01) with the Securities and Exchange Commission that included a base prospectus which set forth the general terms of the Notes and Guarantees. The Company and Tyco filed an additional registration statement on Form S-3 on 24 July 2001 (the "Additional Registration Statement" and, together with the Initial Registration Statement, the "Registration Statement"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the offering of the Notes and Guarantees, the Company and Tyco prepared a prospectus supplement dated 24 July 2001 in accordance with Rule 424(b) under the Securities Act, which provides the specific terms of the offering (the "Prospectus Supplement").

    For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

ASSUMPTIONS

    In stating our opinion we have assumed:

    (a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

    (b) the genuineness of all signatures on the Documents;
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    (c) that any factual statements made in any of the Documents are true, accurate and complete;

    (d) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered; and

    (e) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

OPINION

    Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion:

    1. Tyco is a limited liability company validly organized and existing and in good standing under the laws of Bermuda.

    2. Tyco has duly authorised the execution, delivery and issuance of the Guarantees in accordance with the provisions of the Indenture and the provisions of the Underwriting Agreement, and all necessary action required to be taken by Tyco pursuant to Bermuda law has been taken by or on behalf of Tyco for the issue by Tyco of the Guarantees.

    3. No filing with, or authorisation, approval, consent, licence, order, registration, qualification or decree of, any court or governmental authority or agency in Bermuda is necessary or required to be made or obtained by Tyco in connection with the issuance by Tyco of the Guarantees.

    4. There are no taxes, duties, or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue by Tyco of the Guarantees.

RESERVATIONS

    We have the following reservations:

    (1) We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law, and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

    (2) Any reference in this opinion to Tyco being in "good standing" shall mean for the purposes of this opinion that it has been issued a Certificate of Compliance by the Registrar of Companies as at the date hereinbefore mentioned.

DISCLOSURE

    This opinion is addressed to you in connection with the filing by Tyco and the Company of this Post-Effective Amendment No. 2 to the Initial Registration Statement and Post-Effective Amendment No. 1 to the Additional Registration Statement with the Securities and Exchange Commission.

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    We consent to the inclusion of this opinion as an exhibit to the
Post-Effective Amendments to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement and in the Prospectus Supplement.

    This opinion is to be governed by and construed in accordance with the laws of Bermuda and shall not give rise to legal proceedings in any jurisdiction other than Bermuda.

Yours faithfully,
/s/ APPLEBY SPURLING & KEMPE
Appleby Spurling & Kempe

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                                    SCHEDULE

    (i) A Certificate of Compliance issued by the Ministry of Finance on 30 July 2001 in respect of Tyco;

    (ii) Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of Tyco;

   (iii) A copy of the Registration Statement, excluding the documents incorporated by reference therein;

    (iv) Copies of the pages of the Registration Statement as initially filed signed by all of the Directors of Tyco (the "Signature Pages");

    (v) A copy of the Prospectus Supplement;

    (vi) A copy of the Indenture including exhibits thereto;

   (vii) A copy of the Guarantees dated 30 July 2001 as issued by Tyco;

  (viii) A copy of the Underwriting Agreement;

    (ix) The entries and filings shown in respect of Tyco on the file of the Tyco maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 30 July 2001 (the "Company Search"); and

    (x) The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 30 July 2001 in respect of Tyco (the "Litigation Search").

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